                                                                  Exhibit (3)(d)



                               GUARANTY AGREEMENT

                           dated as of August 15, 2000

                                      among

                               BANK OF LOUISVILLE
                                  as the Lender

                                    ORIG, LLC
                                 as the Borrower

                                       and

                                 BRIAN F. LAVIN
                                as the Guarantor

                               GUARANTY AGREEMENT
                               ------------------

     This  is  a  Guaranty   Agreement  dated  as  of  August  15,  2000,  (this
"Agreement"),   among  BANK  OF  LOUISVILLE  (the  "Lender");   ORIG,  LLC  (the
"Borrower"); BRIAN F. LAVIN (the "Guarantor").

                                    SECTION 1

                            Recitals and Definitions
                            ------------------------

     This Agreement is entered into concurrently with and pursuant to a Loan Agreement (the "Loan Agreement"), dated as of August 15, 2000, between the Lender and the Borrower and joined in by the Guarantor. Capitalized terms not otherwise defined herein shall have the meanings given them in the Loan Agreement. Pursuant to the Loan Agreement, the Borrower has executed and delivered to the Lender three Revolving Credit Notes each dated August 15, 2000 and in the principal amount Two Million Dollars ($2,000,000) (for a total of Six Million Dollars ($6,000,000.00)) and payable to the order of the Lender (such three Revolving Credit Notes, including any notes or other instruments issued in renewal, replacement, extension, modification, novation and/or revival thereof, the "Revolving Credit Notes") and various other Borrower Documents (as that term is defined in the Loan Agreement).

                                    SECTION 2

                       Guaranty of Payment and Performance
                       -----------------------------------

     The Guarantor, intending to be bound as an accommodation party for the Borrower, jointly and severally, absolutely and unconditionally guarantees the following obligations and/or liabilities (collectively, the "Guaranteed Principal"): (a) the prompt payment in full by the Borrower of all obligations under the Revolving Credit Notes; and (b) the punctual and faithful performance and observance by the Borrower of all other obligations and undertakings to be performed or observed pursuant to the Loan Agreement and the other Borrower Documents. In addition to the Guaranteed Principal, the Guarantor, intending to be bound as an accommodation party for the Borrower, jointly and severally, absolutely and unconditionally guarantee the following obligations and/or liabilities (collectively, the "Other Guaranteed Amounts"): (x) any and all interest accruing on the Guaranteed Principal under the Revolving Credit Notes, the Loan Agreement, and/or any other of the Borrower Documents; and (y) that the Guarantor will, upon demand, pay to the Lender any and all fees, charges and costs of collecting the Guaranteed Principal or otherwise enforcing the Lender's rights under this Agreement, including without limitation the reasonable fees and expenses of the Lender's counsel. Notwithstanding the foregoing, the maximum aggregate liability of the Guarantor under this Agreement for the Guaranteed Principal shall not exceed the Guarantor Maximum. (For purposes of this Section, "Guarantor Maximum" at any time shall mean the lesser of (i) $6,000,000.00, or
(ii) the greater of (A) the Guaranteed Principal multiplied by the percentage of the equity interests of the Borrower owned by the Guarantor (directly or indirectly, and legally or beneficially) on either (I) the date of an Event of Default under the Loan Agreement or (II) the date on which the Lender makes a demand for payment from the Guarantor under this Agreement (it being within the discretion of the Lender to choose between the dates in (I) and (II)), or (B) $600,000.00). The Guaranteed Principal, limited to the Guarantor Maximum, and the Other Guaranteed Amounts are sometimes referenced in this Agreement as the "Guaranteed Obligations." The Guaranteed Obligations under this Agreement shall be in addition to the maximum aggregate liability of the Guarantor or any other guarantor to the Lender under any guaranty agreement of the Guarantor or any other guarantor heretofore or hereafter given.

                                    SECTION 3

                            Obligations Unconditional
                            -------------------------

     This is an unconditional and absolute guaranty of payment and performance. If, for any reason, the Borrower fails to observe or perform any obligation, undertaking or condition (whether affirmative or negative) in the Loan Agreement or any other of the Borrower Documents, to be performed or observed by the Borrower or if any amounts payable by the Borrower pursuant to the Revolving Credit Note or the Loan Agreement are not paid promptly when due or any Event of Default occurs, the Guarantor shall promptly perform or observe or cause to be performed or observed each such obligation, undertaking or condition and forthwith shall pay such amount at the place and to the person entitled thereto pursuant to the Revolving Credit Note or the Loan Agreement, regardless of any set-off or counterclaim which the Borrower may have or assert, and regardless of whether or not the Lender or anyone on behalf of the Lender shall have instituted any suit, action or proceeding or exhausted their remedies or taken any steps to enforce any rights against the Borrower or any other person to compel such performance or to collect all or any part of such amount pursuant to the provisions of the Revolving Credit Note, the Loan Agreement or any other of the Borrower Documents, or at law or in equity, or otherwise, and regardless of any other condition or contingency. The liability of the Guarantor shall be for the payment in full of the entire amount of the Guaranteed Obligations, jointly and severally with that of the Borrower, any co-maker, or accommodation party, or other guarantor, subject to the Maximum Liability Amount. This Agreement shall not, however, be construed to require the Guarantor to make any payment which is duplicative of a payment already made by the Guarantor or by the Borrower, any co-maker, accommodation party, or any other guarantor, except as provided in Section 8 of this Agreement.

                                    SECTION 4

                             Waivers and Agreements
                             ----------------------

         The Guarantor hereby unconditionally:

     4.01 Waives any requirement that the Lender first seek to enforce remedies against the Borrower or any other person or entity before seeking to enforce this Agreement against either Guarantor.

     4.02 Waives any requirement that the Lender first make demand upon, or seek to enforce remedies against, to Guarantor, or against any other guarantor of any of the Guaranteed Obligations in any particular order, before demanding payment from, or seeking to enforce this

Agreement against, the Guarantor or any other guarantor. The Guarantor acknowledges that the Lender, in the Lender's sole discretion, may enforce remedies against the Guarantor pursuant to this Agreement and not enforce similar remedies against any other guarantor with respect to the Guaranteed Obligations or vice versa. The Guarantor further acknowledges that the enforcement of remedies against the Guarantor in lieu of enforcing remedies against any other guarantor, or vice versa, shall not affect the validity or enforceability of the Lender's rights and/or remedies under this Agreement or any other guaranty agreement guarantying any of the Guaranteed Obligations.

     4.03 Waives any requirement that the Lender first seek to enforce remedies against any property in which the Lender may have any interest securing any (a) indebtedness which either Guarantor has guaranteed under this Agreement, or (b) guaranty obligations of any other guarantor, or enforcing any such rights in any particular order, before demanding payment from, or seeking to enforce this Agreement against, either Guarantor.

     4.04 Covenants that the Guarantor's obligation under this Agreement will not be discharged except by complete payment and performance of all of the Guaranteed Obligations, including, without limitation, all obligations of the Borrower under the Revolving Credit Note, and all other obligations of the Borrower under the Loan Agreement and the other Borrower Documents, or by payment in full by the Guarantor of the Guaranteed Obligations in accordance with the terms of this Agreement.

     4.05 Agrees that this Agreement shall remain in full force and effect without regard to, and shall not be affected or impaired by any invalidity, irregularity or unenforceability in whole or in part of the Revolving Credit Note, the Loan Agreement, any other of the Borrower Documents, or any limitation of the liability of the Borrower thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.

     4.06 Waives any obligation that the Lender might otherwise have to marshal assets or to proceed against any particular persons or assets in any particular order.

     4.07 Waives any defenses either Guarantor may have arising out of or in any way related to any or all of the following:

     (a) Any failure on the part of the Lender to perfect the Lender's security interest in or lien against, or any lack of diligence in connection with or failure to foreclose or realize upon, any property, whether real or personal, tangible or intangible, now or hereafter granted to the Lender as collateral security for any of (1) the Borrower's liabilities or obligations, or (2) either Guarantor's liabilities or obligations hereunder, or (3) any other guarantor's liabilities or obligations under any other guaranty agreement relating to all or any part of the Guaranteed Obligations.

     (b) The voluntary or involuntary discharge or release of any of the Guaranteed Obligations, or of any co-maker, accommodation party, surety or any other person or entity, including but not limited to, any other guarantor, whether voluntarily or by reason of bankruptcy, insolvency, or other laws affecting the rights of creditors generally or otherwise.

     (c) The receipt by the Lender of any provisional, invalid or refundable payment if such payment is thereafter revoked or if such payment is returned by the Lender to or for the benefit of the Borrower, either Guarantor or any other guarantor or the creditors of either.

     (d) Any right of set-off or counterclaim against the Lender which would otherwise impair the Lender's rights against either Guarantor or any other guarantor.

     (e) Any change in the composition, ownership or business of the Borrower, the Guarantor or any other guarantor.

                                    SECTION 5

                            Obligations Not Impaired
                            ------------------------

         The obligations of the Guarantor under this Agreement are joint and several, and intended to be in addition to and independent of those of the Borrower under the Guaranteed Obligations. In addition, the Guarantor acknowledges that the Guarantor's obligations under this Agreement are independent of and in addition to the obligations of any other guarantor(s) under any other guaranty agreement(s) related to all or any part of the
Guaranteed  Obligations.   To  that  end,  the  obligations,   undertakings  and
conditions to be performed or observed by the Guarantor under this Agreement shall not be affected or impaired by reason of the happening from time to time and one or more times of any of the following with respect to the Revolving Credit Note, the Loan Agreement, or any assignment of the rights of the Lender under this Agreement whether or not with notice to, or further consent of, the
Guarantor:

     5.01 Waiver by the Lender or any other person(s) of the observance or performance by (a) the Borrower of any obligation, undertaking or condition contained in the Revolving Credit Note, the Loan Agreement or any other of the Borrower Documents, or (b) any other guarantor of any liability or obligation contained in its guaranty agreement (except for the particular observance or performance so waived).

     5.02 Extension of the time for payment by the Borrower or any guarantor of any amount owing or payable under the Revolving Credit Note, the Loan Agreement, or any other guaranty agreement or of the time for payment or performance by the Borrower, any other guarantor(s) or any other person of any other obligation under or arising out of the Guaranteed Obligations, or otherwise under or with respect to the Revolving Credit Note, the Loan Agreement, any other of the Borrower Documents, or any other guaranty agreement related to all or any part of the Guaranteed Obligations or the extension or the renewal of any thereof (except for the particular extension or renewal so granted).

     5.03 Modification or amendment (whether material or otherwise) of any term, obligation, undertaking or condition to be performed by the Borrower or any other guarantor(s) under the Guaranteed Obligations, or otherwise under or with respect to the Revolving Credit

Note, the Loan Agreement, any other of the Borrower Documents, or any other guaranty agreement.

     5.04 Taking or omitting to take any action referred to in the Revolving Credit Note, the Loan Agreement, any other of the Borrower Documents, or any other guaranty agreement.

     5.05 Any failure, omission, delay or lack on the part of the Lender or any other person, to enforce, assert or exercise any right, power or remedy conferred on the Lender or any other person in the Revolving Credit Note, the Loan Agreement, any other of the Borrower Documents, or any other guaranty agreement, or any action on the part of the Lender or any other person granting indulgence or extension in any form, or suspending any such right, power or remedy as to any person or entity.

     5.06 Voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liability, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting the Borrower or any other guarantor(s), or the assets of the Borrower or any other guarantor(s), or the disaffirmance, rejection or postponement in any such proceeding of any other obligations or undertakings of the Borrower or any other guarantor(s) set forth in the Revolving Credit Note, the Loan Agreement, any of the Borrower Documents or any other guaranty agreement.

     5.07 Release or discharge of the Borrower or any other guarantor(s) from the performance or observance of any obligation, undertaking or condition to be performed by the Borrower or any other guarantor(s) under the Revolving Credit Note, the Loan Agreement, any other of the Borrower Documents or any other guaranty agreement by operation of law or otherwise.

     5.08 Release, substitution, exchange, dissipation, surrender or replacement of any collateral security for any liability or obligation of the Borrower or any other guarantor(s), with respect to all or any part of the Guaranteed Obligations or otherwise, under or with respect to the Borrower Documents or any other guaranty agreement, whether or not permitted in any of the Borrower Documents.

     5.09 Receipt and acceptance by the Lender or any other person or entity of notes, checks or other instruments for the payment of money made by the Borrower or other person or entity, and extension or renewals of such instrument (except to the extent that such instruments are paid or converted into cash).

     5.10 Any failure of title with respect to the interest of the Borrower or Lender in the collateral security for any liability or obligation of the Borrower for any other guarantor(s) or any parts or components thereof.

     5.11 The dissolution, merger or consolidation of the Borrower, either Guarantor or any other guarantor(s) or the sale, divesture or other disposition of any or all of the interest of the Borrower, either Guarantor or any other guarantor(s) in any collateral.

     5.12 Any action or inaction (including, without limitation, the election of the Lender to proceed with a judicial or nonjudicial foreclosure against any real or personal property security it holds) by the Lender or any other persons which results in any impairment or destruction of (a) any subrogation or rights of either Guarantor, (b) any rights of either Guarantor to proceed against the Borrowers, and other guarantor(s) or any other person for reimbursement, or (c) any rights of Lender with respect to any collateral security for any liability or obligation of the Borrowers with respect to all or any part of the Guaranteed Obligations, or otherwise under or with respect to the Borrower Documents, or for any obligation under any other guaranty agreement.

     5.13 Any action taken by the Lender or any other person or entity against the Borrower or Guarantor which would afford the Borrower or any guarantor a defense based on any anti-deficiency protection under the laws of any jurisdiction.

     5.14 Change, exchange, waiver, release or subordination, in whole or in part, of any security interest, mortgage, pledge or other lien now or hereafter held by the Lender as collateral security for any of the Guaranteed Obligations, or any other liability or obligation of the Borrower under the Borrower Documents, or for any obligations under any other guaranty agreement and the justifiable or unjustifiable impairment of any such collateral security, or suspension of the right to enforce against any such collateral security.

     5.15 Grant of indulgences, forbearances or compromises with respect to, and any settlement made with, Borrower, or any co-maker, accommodation party, surety, any other guarantor(s) or any other person or entity, or with respect to any of the Guaranteed Obligations or the obligations under any other guaranty agreement.

     5.16 Extension of loans, credit, advances, discounts and other financial accommodations to the Borrower by the Lender in addition to, or in excess of, the amount of the Guaranteed Obligations.

     5.17 Acceptance by the Lender of any late, partial or interest-only payment with respect to the Guaranteed Obligations.

     5.18 Lack of diligence by the Lender in collecting, or attempting to collect, the Guaranteed Obligations, the obligations under any other guaranty agreement or any other obligations or liabilities or in otherwise dealing with the Borrower, the Guaranteed Obligations or any co-maker, accommodation party, surety, or any other guarantor(s), or any other person or entity.

     5.19 The calling for and accepting, at any time the Lender deems necessary or appropriate, as additional security, the signature or signatures of additional parties, or a security interest in property of any kind or description, or both.

     5.20 Any other cause, whether similar or dissimilar to the foregoing. It is the intention of the Guarantor that this Agreement constitutes an absolute and unconditional guaranty in any and all circumstances, and this Agreement shall be discharged only by the payment in full of all sums guaranteed and by the performance in full of all of the Guaranteed Obligations.

                                    SECTION 6

                                Waiver of Notice
                                ----------------

     The Guarantor waives notice of acceptance of this Agreement by the Lender, notice of execution and delivery of the Revolving Credit Note, the Loan Agreement any other of the Borrower Documents, and any other guaranty agreement, or any instrument referred to in such documents. The Guarantor further waives, to the fullest extent permitted by applicable law, each ande very notice to which the Guarantor would otherwise be entitled under principles of guaranty or suretyship law. Without limiting the generality of the foregoing, the Guarantor hereby expressly waives all notices and defenses whatsoever with respect to this Agreement or with respect to the Guaranteed Obligations, including, but not limited to, notice of the Lender's acceptance of the Agreement or its intention to act, or its action, in reliance upon this Agreement; notice of the present existence or future incurring by the Borrower of any Guaranteed Obligations or any other obligations or liability or any terms or amount thereof or any change therein; notice of any default or nonpayment (whether to the Guaranteed Obligations or of any other obligation or liability) by the Borrower or any accommodation party, co-maker, surety, pledgor, mortgagor, grantor of security, any other guarantor(s) or any other person or entity; notice of the obtaining or release of any guaranty or surety agreement (in addition to this Agreement), pledge, mortgage, security interest, assignment, or other security for any of the Guaranteed Obligations; notice of dishonor; notice of nonpayment; notice of acceleration of the Guaranteed Obligations; notice of the making of a demand for payment of the liability or obligations of the Borrower; presentment and notice of presentment; protest and notice of protest; demand and notice of demand; nonpayment and notice of nonpayment; notice of the disposition of any collateral held to secure the Guaranteed Obligations; and any other notice required by law or otherwise. The Guarantor recognizes and hereby guarantees a Revolving Credit Note which may vary in the amount of aggregate principal outstanding, and waives notice of all disbursements made to the Borrower pursuant to the Loan Agreement. In any event, the Guarantor's obligations under this Agreement shall not exceed the limitations provided in Section 2 of this Agreement.

                                    SECTION 7

                              Waiver of Subrogation
                              ---------------------

     The Guarantor hereby unconditionally waives any right of subrogation which they might have acquired by way of any payment made under this Agreement or otherwise. Accordingly, the Guarantor shall not become a creditor of the Borrower as a result of the payment made by any Guarantor under this agreement.

                                    SECTION 8

                              Rescission of Payment
                              ---------------------

     Notwithstanding Section 9 below, this Agreement shall continue to be effective, or be reinstated as the case may be, as though such payment had not been made, if any payment by the Borrower pursuant to the terms and conditions of the Revolving Credit Note, the Loan Agreement, this Agreement or any other of the Borrower Documents is rescinded or must otherwise be restored or returned by the Lender for any reason, including, without limitation (a) the invalidity or unenforceability of the obligation paid, for any reason; (b) failure or insufficiency of consideration for the obligation paid, or (c) the insolvency, bankruptcy or reorganization of the Borrower or any of any other guarantor(s).

                                    SECTION 9

                                   Termination
                                   -----------

     This Agreement shall remain in full force and effect until, and shall terminate (as "terminate" is used in Kentucky Revised Statutes ss. 371.065) on the earlier of (a) the day following the date of (1) payment in full upon maturity of all sums payable by the Borrower under, and (2) performance in full of all other obligations of the Borrower in accordance with the provisions of, the Revolving Credit Note, the Loan Agreement, this Agreement, all of the other Borrower Documents, and any extension and renewals thereof; or (b) August 31, 2006; provided, however, that termination of this Agreement on such termination date shall not affect in any manner the liability of the Guarantor with respect to (1) the Guaranteed Obligations which are created or incurred prior to such termination date ("Prior Obligations"), or (2) extension or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to, such Prior Obligations prior to, on or after such termination date.

                                   SECTION 10

                                 Acknowledgment
                                 --------------

     The Guarantor acknowledges that (a) pursuant to Section 2.02 of the Loan Agreement, the Revolving Credit (as that term is defined in the Loan Agreement) shall be effective as of the date of the Loan Agreement, and unless the Revolving Credit is sooner terminated (or extended in the Lender's sole discretion) as provided in the Loan Agreement, shall continue in effect until August 31, 2005; (b) the Lender is under no duty to extend the period of the Revolving Credit beyond August 31, 2005; (c) neither the Borrower nor the Guarantor is relying upon or anticipating any such extension; and (d) if the Lender chooses to extend the Revolving Credit pursuant to Section 2.03(d) of the Loan Agreement, the Lender may require as a condition precedent to any extension, such modification(s), or amendment(s) of any kind or nature whatsoever, as the Lender determines in its sole discretion, to the Loan Agreement and/or any other Borrower Documents, including, but not limited to, the grant or increase of collateral security for the obligations of the Guarantor under the Agreement. The Guarantor further acknowledges that upon any extension of the period of the Revolving Credit, this Agreement shall remain in full force and effect and shall continue to apply to the Revolving Credit Notes, as extended (and to any renewal or replacement note or notes for one or more of the Revolving Credit Notes, or any replacement for all or any of them), until that Revolving Credit Notes, as extended, renewed or replaced, shall have been paid in full.

                                   SECTION 11

                                  Miscellaneous
                                  -------------

     11.01 This Agreement shall be binding upon the Guarantor and the Guarantor's heirs, personal representatives, successors and assigns, and shall inure to the benefit of, and be enforceable by, the Lender and the Lender's successors, transferees and assigns, including each and every holder of any indebtedness, obligation or liability of the Borrower constituting all or a portion of the Guaranteed Obligations.

     11.02 The Lender may enforce this Agreement with respect to one or more breaches either separately or cumulatively.

     11.03 This Agreement may not be modified or amended without the prior written consent of the Lender, and any attempted modification or amendment without such consent shall be void.

     11.04 This Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws (without regard to the conflicts of laws rules) of the Commonwealth of Kentucky.

     11.05 If any part, term or provision of this Agreement is unenforceable or prohibited by any law applicable to this Agreement the rights and obligations of the parties shall be construed and enforced with that part, term or provision limited so as to make it enforceable to the greatest extent allowed by law, or if it is totally unenforceable, as if this did not contain that particular part, term or provision. A determination in one jurisdiction that any part, term or provision of this Agreement is unenforceable or prohibited by law does not affect the validity of such part, term or provision in any other jurisdiction.

     11.06  The  headings  in this  Agreement  have  been  included  for ease of
reference   only,   and  shall  not  be  considered  in  the   construction   or
interpretation of this Agreement.

     11.07 This Agreement may be signed by each party hereto upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party.

     11.08 This Agreement may be executed by each party in multiple counterparts, each of which shall be deemed an original. It shall not be necessary in making proof of this Agreement or its terms to account for more than one such counterpart.


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


     11.09 THE GUARANTOR CONSENTS TO ONE OR MORE ACTIONS BEING INSTITUTED AND MAINTAINED IN THE JEFFERSON COUNTY, KENTUCKY, CIRCUIT COURT AND/OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF KENTUCKY (AT THE LENDER'S DISCRETION) TO ENFORCE THIS AGREEMENT AND/OR ONE OR MORE OF THE OTHER BORROWER DOCUMENTS, AND WAIVES ANY OBJECTION TO ANY SUCH ACTION BASED UPON LACK OF PERSONAL OR SUBJECT MATTER JURISDICTION OR IMPROPER VENUE. THE GUARANTOR AGREE THAT ANY PROCESS OR OTHER LEGAL SUMMONS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING MAY BE SERVED BY MAILING A COPY THEREOF BY CERTIFIED MAIL, OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL, ADDRESSED TO THE BORROWER AS PROVIDED IN
SECTION 12.12 BELOW. THE BORROWER ALSO AGREES THAT IT SHALL NOT COMMENCE OR MAINTAIN ANY ACTION IN ANY COURT, ADMINISTRATIVE AGENCY OR OTHER TRIBUNAL OTHER THAN THE JEFFERSON COUNTY, KENTUCKY, CIRCUIT COURT OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF KENTUCKY WITH RESPECT TO THIS AGREEMENT, ANY OTHER OF THE BORROWER DOCUMENTS, ANY OF THE TRANSACTIONS PROVIDED FOR OR CONTEMPLATED IN ANY OF THE BORROWER DOCUMENTS, OR ANY CAUSE OF ACTION OR ALLEGED CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH ANY DEBTOR AND CREDITOR RELATIONSHIP BETWEEN OR AMONG THE GUARANTOR, THE BORROWER AND/OR THE LENDER THAT MAY EXIST FROM TIME TO TIME.

     11.10 In the event that any of the Guaranteed Obligations arise out of or are evidenced by more than one obligation or liability of the Borrower to the Lender, this Agreement may be enforced as to each separate liability or obligation constituting one of the Guaranteed Obligations, either separately or cumulatively.

     11.11 The use of any gender in this Agreement shall be deemed to include each other gender to the extent the context requires.

     11.12 (a) Any requirement of the Uniform Commercial Code or other applicable law of reasonable notice shall be met if such notice is given at least ten (10) business days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

            (b) All notices or communications under this Agreement shall be in writing and shall be (1) mailed by registered or certified mail, return receipt requested, (2) hand delivered, or (3) delivered by overnight carrier, to the parties at the addresses set forth below their names on the signature page(s) to this Agreement, and any notice so addressed and mailed or delivered to and/or deposited with such carrier, freight prepaid, shall be deemed to have been given when so mailed if mailed; or delivered if hand-delivered; or delivered to such overnight courier if delivered by overnight courier.


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



          (c)The parties hereto may at any time,and from time to time,change the address(es) to which notice shall be mailed, transmitted or otherwise delivered by written notice setting forth the changed address(es).

     11.13 THE BORROWER AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE LOAN AGREEMENT, THE REVOLVING CREDIT NOTE, THE PLEDGE AGREEMENT AND/OR ANY OTHER OF THE BORROWER DOCUMENTS. THIS WAIVER IS INTENDED TO APPLY TO ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER AND GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, AND THAT THE LENDER HAS ALREADY RELIED ON THIS WAIVER IN ITS DEALINGS WITH THE BORROWER AND THE GUARANTOR. THE BORROWER AND GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN AGREEMENT, THE REVOLVING CREDIT NOTE, THE PLEDGE AGREEMENT AND/OR THE OTHER BORROWER DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.


     11.14 The Guarantor acknowledges that the Guarantor has received a copy of the Loan Agreement and each of the other Borrower Documents, as fully executed by the parties thereto. The Guarantor represent and warrants that the Guarantor
(a) HAS READ THE LOAN AGREEMENT AND THE OTHER BORROWER DOCUMENTS OR HAS CAUSED SUCH DOCUMENTS TO BE EXAMINED BY THE GUARANTOR'S REPRESENTATIVES OR ADVISORS;
(b) is thoroughly familiar with the transactions contemplated in the Loan Agreement and the other Borrower Documents; and (c), together with the Guarantor's representatives or advisors, if any, has had the opportunity to ask such questions to representatives of the Borrower and the Lender, respectively, and receive answers thereto, concerning the terms and conditions of the transactions contemplated in the Loan Agreement and the other Borrower Documents as the Guarantor deem necessary in connection with the Guarantor's decision to enter into this Agreement.

     IN WITNESS WHEREOF, the parties have executed this as of the date set out on the preamble hereto, but actually on the date(s) set forth below.


                      GUARANTOR: /s/ Brian F. Lavin
                                 -----------------------------------------------
                                 BRIAN F. LAVIN

                                 Date: August 15, 2000
                                      ------------------------------------------

                                 Address:

                                 10172 Linn Station Road
                                 Louisville, KY  40223
                                 Attn: Neil Mitchell



                      BORROWER:  ORIG, LLC


                                 By  /s/ J. D. Nichols
                                    --------------------------------------------
                                    J. D. NICHOLS, MANAGER

                                 Date: August 15, 2000
                                      ------------------------------------------

                                 Address:

                                 10172 Linn Station Road #200
                                 Louisville, KY  40223
                                 Attn: Neil Mitchell






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